Exhibit E16

FIFTEENTH AMENDMENT TO

ADVISORSHARES®ETF DISTRIBUTION AGREEMENT

This Fifteenth Amendment (the “Amendment”) to the AdvisorShares® Trust ETF Distribution Agreement (the “Agreement”) dated as of June 25, 2009, as amended from time to time, by and between AdvisorShares® Trust, a Delaware statutory trust (the “Trust”) and Foreside Fund Services, LLC, a Delaware limited liability company (the “Distributor”) is entered into as of June 25, 2014 (the “Effective Date”).

WHEREAS, the Trust and Distributor desire to amend the list of Funds as set forth in Exhibit A of the Agreement, specifically to add AdvisorShares® Pacific Asset Enhanced Floating Rate ETF; and

WHEREAS, pursuant to Section 8(b) of the Agreement all amendments are required to be in writing and signed by the parties;

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

I.	Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

II.	Exhibit A to the Agreement is hereby amended and restated as provided on Appendix A attached hereto.

III.	All other terms and conditions of the Agreement remain in effect and are hereby incorporated herein by reference.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the Effective Date.

ADVISORSHARES® TRUST		FORESIDE FUND SERVICES, LLC

By:	/s/ Dan Ahrens	By:	/s/ Mark Fairbanks
	Dan Ahrens, Secretary and Treasurer		Mark Fairbanks, President

APPENDIX A

Exhibit A

AdvisorShares®	Accuvest Global Long Short ETF
AdvisorShares®	Accuvest Global Opportunities ETF
AdvisorShares®	Athena High Dividend ETF
AdvisorShares®	Athena International Bear ETF
AdvisorShares®	Cambria Global Tactical ETF
AdvisorShares®	EquityPro ETF
AdvisorShares®	Gartman Gold/British Pound ETF
AdvisorShares®	Gartman Gold/Euro ETF
AdvisorShares®	Gartman Gold/Yen ETF
AdvisorShares®	Global Echo ETF
AdvisorShares®	International Gold ETF
AdvisorShares®	Madrona Domestic ETF
AdvisorShares®	Madrona Global Bond ETF
AdvisorShares®	Madrona International ETF
AdvisorShares®	Meidell Tactical Advantage ETF
AdvisorShares®	Newfleet Multi-Sector Income ETF
AdvisorShares®	Pacific Asset Enhanced Floating Rate ETF
AdvisorShares®	Peritus High Yield ETF
AdvisorShares®	Pring Turner Business Cycle ETF
AdvisorShares®	QAM Equity Hedge ETF
AdvisorShares®	Ranger Equity Bear ETF
AdvisorShares®	Sage Core Reserves ETF
AdvisorShares®	STAR Global Buy-Write ETF
AdvisorShares®	Sunrise Global Multi-Strategy ETF
AdvisorShares®	Treesdale Rising Rates ETF
AdvisorShares®	TrimTabs Float Shrink ETF
AdvisorShares®	WCM/BNY Mellon Focused Growth ADR ETF
AdvisorShares®	YieldPro ETF

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